Extension Agreement

This Extension Agreement is made effective July 7, 2015, by and among Royale Globe Holding, Inc., a Nevada corporation having its place of principal executive office at 30-01 Menara Keck Seng. No 203, Jalan Bukit Bintang 55100 Kuala Lumpur, Malaysia (the "Company"); RMC Mining Sdn. Bhd., a company incorporated under the laws of Malaysia, having an address at No 32A-2 Jalan Teknologi 3/6C, Taman Sains Selangor 1, Seksyen 3, Kota, Damansara, Petaling Jaya, Selangor Darul Ehsan, 47810, Malaysia ("RMC"); and MARICOM Sdn.. Bhd., a company incorporated under the laws of Malaysia, having an address at PT 225, 2nd Floor, Jalan Kebun Sultan, Kota Bahru, 15300 Kelantan ("Maricom").

WHEREAS, the Company, RMC and Maricom are parties to that certain Share Exchange Agreement dated March 20, 2015 (the "Share Exchange Agreement"), pursuant to which the Company agreed to acquire from RMC such number of shares representing 99.6% of the issued and outstanding shares of Maricom (the "Acquisition");

WHEREAS, in connection with the Acquisition, the Company agreed to issue to RMC 600,000,000 shares of the Company's common stock, at an agreed value of USD $0.50 per share;

WHEREAS, the parties to the Share Exchange Agreement desire to extend the Closing Date of the Acquisition in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals and for good and valuable mutual consideration, the receipt of which is hereby acknowledged, the parties, intending to be legally bound, do hereby agree to the following terms and conditions:

Agreement

1.            The Closing Date shall be extended to occur on or prior to August 31, 2015.
2.            Except as otherwise set forth herein, the terms of the Share Exchange Agreement shall remain in full force and effect without amendment, modification or diminution.
3.            Undefined capitalized terms used herein shall have the same meanings ascribed to them in the Share Exchange Agreement.

             IN WITNESS WHEREOF, the parties have executed this Extension Agreement as of the date first set forth above.

ROYALE GLOBE HOLDING, INC., a Nevada corporation By: /Ho Shih Khiam/ Ho Shih Khiam Its: Chief Executive Officer
RMC MINING SDN. BHD., a company organized under the laws of Malaysia By: /Revi Janardhanan Pillai/ Print Name: Revi Janardhanan Pillai Its: Director	MARICOM SDN. BHD., a company organized under the laws of Malaysia By: /Chua Seong Seng/ Print Name: Chua Seong Seng Its: Director